UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2021

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Employment Agreement with Anna Van Buren

On October 20, 2021, the Company’s wholly owned subsidiary, Faneuil, Inc. (“Faneuil”) entered into an Amended and Restated Employment Agreement (the “New Agreement”) with Anna Van Buren, President and Chief Executive Officer of Faneuil, which amended and restated Ms. Van Buren’s prior employment agreement, dated October 18, 2013 (as amended by that certain First Amendment to Employment Agreement, dated August 11, 2017, the “Old Agreement”) in its entirety. Pursuant to the New Agreement, Ms. Van Buren’s term was extended from December 31, 2021 to December 31, 2022. Ms. Van Buren’s compensation and bonus structure remains materially unchanged from the structure in the Old Agreement.

The foregoing description of the New Agreement is qualified in its entirety by the text of the New Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the New Agreement is incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated October 20, 2021, by and between Faneuil, Inc. and Anna Van Buren
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101.INS)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ REGIONAL HOLDINGS, INC.

October 25, 2021	By:	/s/ Brian Hartman
	Name:	Brian Hartman
	Title:	Chief Financial Officer
(Principal Financial Officer)